                                                                      EXHIBIT 11

                            DUPONT PHOTOMASKS, INC.

                        EARNINGS PER SHARE COMPUTATION

                Dollars in thousands, except per share amounts)
                                  (unaudited)

                                                                                        Basic               Diluted
                                                                                        -----               -------
                                                                                     Quarter Ended December 31, 1999
                                                                                     -------------------------------
Weighted average shares outstanding...............................................   15,479,965            15,479,965
Dilutive effect of stock performance plans........................................                            664,770
                                                                                    -----------           -----------
Shares for EPS                                                                       15,479,965            16,144,735
                                                                                    -----------           -----------
Net income........................................................................  $     4,312           $     4,312
                                                                                    -----------           -----------
Earnings per share................................................................  $      0.28           $      0.27
                                                                                    -----------           -----------

                                                                                        Basic               Diluted
                                                                                        -----               -------
                                                                                     Quarter Ended December 31, 2000
                                                                                     -------------------------------
Weighted average shares outstanding...............................................   17,271,186            17,271,186
Dilutive effect of stock performance plans........................................                            500,551
Dilutive effect of convertible notes..............................................                            941,088
                                                                                    -----------           -----------
Shares for EPS                                                                       17,271,186            18,712,825
                                                                                    -----------           -----------
Net income for the period.........................................................  $    11,874           $    11,874
Dilutive effect of convertible notes..............................................                                 91
                                                                                    -----------           -----------
Net income for EPS................................................................  $    11,874           $    11,965
                                                                                    -----------           -----------
Earnings per share................................................................  $      0.69           $      0.64
                                                                                    -----------           -----------

                                                                                        Basic               Diluted
                                                                                        -----               -------
                                                                                     Quarter Ended December 31, 1999
                                                                                     -------------------------------
Weighted average shares outstanding...............................................   15,421,985            15,421,985
Dilutive effect of stock performance plans........................................                            652,135
                                                                                    -----------           -----------
                                                                                     15,421,985            16,074,120
                                                                                    -----------           -----------
Net income........................................................................  $    10,889           $    10,889
                                                                                    -----------           -----------
Earnings per share................................................................  $      0.71           $      0.68
                                                                                    -----------           -----------

                                                                                        Basic               Diluted
                                                                                        -----               -------
                                                                                     Quarter Ended December 31, 2000
                                                                                     -------------------------------
Weighted average shares outstanding...............................................   17,085,303            17,085,303
Dilutive effect of stock performance plans........................................                            623,208
Dilutive effect of convertible notes..............................................                            941,088
                                                                                    -----------           -----------
                                                                                     17,085,303            18,649,598
                                                                                    -----------           -----------
Net income........................................................................  $    22,572           $    22,572
Dilutive effect of convertible notes..............................................                                183
                                                                                    -----------           -----------
Net Income for EPS................................................................  $    22,572           $    22,755
                                                                                    -----------           -----------
Earnings per share................................................................  $      1.32           $      1.22
                                                                                    -----------           -----------

At December 31, 1999 and 2000, we had outstanding anti-dilutive commitments under our stock performance plans covering 3,500 and 1,118,380 shares, respectively.